Exhibit 1.1

AMERICAN SEAFOODS CORPORATION

34,375,000 Income Deposit Securities

Representing

34,375,000 Shares of Class A Common Stock

and

$177 million     % Notes Due 2019

And

$27.9 Million     % Notes Due 2019

UNDERWRITING AGREEMENT

August     , 2004

CIBC World Markets Corp.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

UBS Securities LLC

  as Representatives of the several

  Underwriters named in Schedule I hereto

c/o CIBC World Markets Corp.

417 5th Avenue, 2nd Floor

New York, New York 10016

Ladies and Gentlemen:

American Seafoods Corporation, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions contained herein, to sell to you and the other underwriters named on Schedule I to this Agreement (the “Underwriters”), for whom you are acting as Representatives (the “Representatives”), an aggregate of 34,375,000 Income Deposit Securities (“IDSs”), each representing one share of the Company’s Class A common stock, par value $0.01 per share (the “Class A Common Stock”) and $5.15 principal amount of the Company’s             % Notes Due 2019 (the “Notes”). The respective amounts of the aforesaid 34,375,000 IDSs (the “Firm IDSs”) to be purchased by each of the several Underwriters are set forth opposite their names on Schedule I hereto. In addition, the Company proposes to grant to the Underwriters an option to purchase up to an additional 5,156,250 IDSs (the “Option Securities”) representing 5,156,250 shares of Class A Common Stock and $             million aggregate principal amount of Notes for the purpose of covering over-allotments in connection with the sale of the Firm Securities. In addition, the Company proposes to sell to CIBC World Markets Corp. an aggregate of $27.9 million aggregate principal amount of Notes (the “Separate Notes” and together with the Firm IDSs, the “Firm Securities”). The Firm Securities and the Option Securities are collectively called the “Offered Securities.” Unless the context otherwise requires, references to the “Firm Securities” and the “Offered Securities” herein shall constitute reference to the IDSs and to the shares of Class A Common Stock, the Notes and the Guarantees (as

defined below) represented by such IDSs as well as to the Separate Notes and the related Guarantees and references to the “Option Securities” herein shall constitute a reference to the IDSs and to the shares of Class A Common Stock, the Notes and the Guarantees represented by such IDSs.

The Notes and the Separate Notes will be issued pursuant to an indenture to be dated as of the Firm Securities Closing Date (as hereinafter defined) among the Company, each of the Company’s subsidiaries listed on Schedule IV hereto (the “Guarantors”) and Deutsche Bank National Trust Company, as trustee (the “Trustee”). The Notes and the Separate Notes and the obligations of the Company under the Indenture will be guaranteed (the “Guarantees”) on an unsecured subordinated basis by each of the Guarantors. The Notes will be secured by a pledge (the “Pledge”) of an intercompany note (the “Intercompany Note”) issued by American Seafoods Holdings, L.P. (“Holdings”) to the Company and related guarantees (the “Intercompany Note Guarantees” and together with the Intercompany Note, the “Collateral”).

The Company and the Guarantors have prepared and filed in conformity with the requirements of the United States Securities Act of 1933, as amended (the “Securities Act”), and the published rules and regulations thereunder (the “Rules”) adopted by the United States Securities and Exchange Commission (the “Commission”) a Registration Statement (as hereinafter defined) on Form S-1 (No. 333-105499), including a preliminary prospectus relating to the Offered Securities, and such amendments thereto as may have been required to the date of this Agreement. Copies of such Registration Statement (including all amendments thereto) and of the related Preliminary Prospectus (as hereinafter defined) have heretofore been delivered by the Company to you. The term “Preliminary Prospectus” means any preliminary prospectus included at any time as a part of the Registration Statement or filed with the Commission by the Company pursuant to Rule 424(a) of the Rules. The term “Registration Statement” as used in this Agreement means the initial registration statement (including all exhibits and financial schedules thereto), as amended at the time and on the date it becomes effective (the “Effective Date”), including the information (if any) contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and deemed to be part thereof at the time of effectiveness pursuant to Rule 430A of the Rules. If the Company has filed an abbreviated registration statement to register additional Offered Securities pursuant to Rule 462(b) under the Rules (the “462(b) Registration Statement”), then any reference herein to the Registration Statement shall also be deemed to include such 462(b) Registration Statement. The term “Prospectus” as used in this Agreement means the prospectus in the form included in the Registration Statement at the time of effectiveness or, if Rule 430A of the Rules is relied on, the term Prospectus shall also include the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules.

The Company and each of the Guarantors understand that the Underwriters propose to make a public offering of the Offered Securities in the United States, as set forth in and pursuant to the Prospectus, as soon after the Effective Date and the date of this Agreement as the Representatives deem advisable. The Company hereby confirms that the Underwriters and dealers have been authorized by the Company to distribute or cause to be distributed each Preliminary Prospectus in the United States and are authorized by the Company to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriters) in the United States.

In connection with this offering, the Company will purchase a general partnership interest in American Seafoods Holdings, L.P., a Delaware limited partnership (“Holdings”), and the Company, Holdings and its subsidiaries and American Seafoods, L.P., a Delaware limited partnership (“ASLP”), will consummate certain restructuring and realignment transactions as described in the Preliminary Prospectus under “Summary—The Transactions” and “Detailed Transaction Steps” (collectively, the “Related Transactions”), including entry into a new senior secured credit facility among certain of the Company’s subsidiaries, the lenders named therein and Wells Fargo Bank, N.A., as administrative agent, providing for an $80.0 million senior secured revolving credit facility, a term loan in a total principal amount of $80.0 million and $140.0 million of senior secured notes (the “Credit Agreement”) and the commencement of a tender offer and consent solicitation by American Seafoods Group LLC with respect to its outstanding $175.0 million 10.125% senior subordinated notes due 2010 (the “Tender Offer and Consent Solicitation”). The primary agreements relating to the Related Transactions are set forth on Schedule III hereto (collectively, the “Related Transaction Documents.”). The term “subsidiary” as used in this Agreement shall mean any entity in which the Company will have a majority ownership interest, whether directly or indirectly, and the term “Significant Subsidiary” shall mean any entity which will be a significant subsidiary of the Company within the meaning of Item 1-02 (w) of Regulation S-X under the Securities Act after the consummation of the Related Transactions.

1. Sale, Purchase, Delivery and Payment for the Offered Securities. On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement:

(a) The Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $             per IDS (the “Initial Price”), the number of Firm IDSs set forth opposite the name of such Underwriter under the column “Number of Firm IDSs to be Purchased from the Company” on Schedule I to this Agreement, subject to adjustment in accordance with Section 8 hereof.

(b) The Company agrees to sell to CIBC World Markets Corp., and agrees to purchase from the Company, at a purchase price of             % of the principal amount thereof, the aggregate principal amount of Separate Notes set forth above, subject to adjustment in accordance with Section 8 hereof.

(c) The Company hereby grants to the several Underwriters an option to purchase, severally and not jointly, all or any part of the Option Securities at the Initial Price. The number of Option Securities to be purchased by each Underwriter shall be the same percentage (adjusted by the Representatives to eliminate fractional securities) of the total number of Option Securities to be purchased by all the Underwriters as such Underwriter is purchasing of the Firm Securities. Such option may be exercised only to cover over-allotments in the sales of the Firm Securities by the Underwriters and may be exercised in whole or in part at any time on or before 12:00 noon, New York City time, on the business day before the Firm Securities Closing Date (as defined below) and from time to time thereafter, within 30 days after the date of this Agreement, in each case, upon written, facsimile or telegraphic notice, or verbal or telephonic notice confirmed by written, facsimile or telegraphic notice, by the Representatives to the Company no later than 12:00 noon, New York City time, on the business day before the Firm Securities Closing Date or at least two business days before the Option Securities Closing Date (as defined below), as the case may be, setting forth the number of Option Securities to be purchased and the time and date (if other than the Firm Securities Closing Date) of such purchase, which must be no later than five business days after the date of such notice.

(d) Payment of the purchase price for, and delivery of certificates for, the Firm Securities shall be made at the offices of CIBC World Markets Corp., 417 5th Avenue, 2nd Floor, New York, New York 10016, at 10:00 a.m., New York City time, on the third business day following the date of this Agreement or at such time on such other date, not later than ten (10) business days after the date of this Agreement, as shall be agreed upon by the Company and the Representatives (such time and date of delivery and payment are called the “Firm Securities Closing Date”). In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price, and delivery of the certificates, for such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on the date of delivery as specified in the notice from the Representatives to the Company (such time and date of delivery and payment are called the “Option Securities Closing Date”). The Firm Securities Closing Date and the Option Securities Closing Date are called, individually, a “Closing Date” and, together, the “Closing Dates.”

(e) Payment shall be made to the Company by wire transfer of immediately available (same day) funds to the bank account designated by the Company not less than 24 hours prior to the Closing Date against delivery of the respective certificates to the Representatives for the respective accounts of the Underwriters of certificates for the Offered Securities to be purchased by them.

(f) Certificates evidencing the Offered Securities shall be registered in such names and shall be in such denominations as the Representatives shall request at least two full business days before the Firm Securities Closing Date or, in the case of Option Securities, on the day of notice of exercise of the option as described in Section 1(b) and shall be delivered by or on behalf of the Company to the Underwriters through the facilities of The Depository Trust Company (“DTC”) for the account of each of such Underwriters. The Company will cause the certificates representing the Offered Securities to be made available for checking and packaging, at such place as is designated by the Representatives, on the full business day before the Firm Securities Closing Date or the Option Securities Closing Date, as the case may be.

2. Representations and Warranties of the Company and the Guarantors. The Company and each of the Guarantors, jointly and severally, represent and warrant to each Underwriter as of the date hereof, as of the Firm Securities Closing Date and as of each Option Securities Closing Date (if any), as follows:

(a) On the Effective Date, the Registration Statement complied, and on the date of the Prospectus, the date any post-effective amendment to the Registration

Statement becomes effective, the date any supplement or amendment to the Prospectus is filed with the Commission and each Closing Date, the Registration Statement and the Prospectus (and any amendment thereof or supplement thereto) will comply, in all material respects, with the requirements of the Securities Act and the Rules. The Registration Statement did not, as of the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the Effective Date and the other dates referred to above neither the Registration Statement nor the Prospectus, nor any amendment thereof or supplement thereto, will contain any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Preliminary Prospectus as amended or supplemented complied in all material respects with the applicable provisions of the Securities Act and the Rules and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical, in all material respects, to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectus shall not be “materially different,” as such term is used in Rule 434, from the Prospectus included in the Registration Statement at the time it became effective. Notwithstanding the foregoing, none of the representations and warranties in this paragraph 2(a) shall apply to statements in, or omissions from, the Registration Statement or the Prospectus made in reliance upon, and in conformity with, information herein or otherwise furnished in writing by the Representatives on behalf of the several Underwriters for use in the Registration Statement or the Prospectus. With respect to the preceding sentence, the Company acknowledges that the only information furnished in writing by the Representatives on behalf of the several Underwriters for use in the Registration Statement or the Prospectus are the statements contained in the first and sixth paragraphs under the caption “Underwriting” in the Prospectus.

(b) The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the Commission and, to the knowledge of the Company, no proceedings for that purpose have been instituted or are threatened under the Securities Act. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules has been or will be made in the manner and within the time period required by such Rule 424(b).

(c) The financial statements and information of the Company, Holdings, and its consolidated subsidiaries and Southern Pride Catfish Company Inc., (“Southern Pride”) (including all notes and schedules thereto) included in the Registration Statement and Prospectus present fairly in all material respects the financial position of the Company, Holdings and its consolidated subsidiaries and Southern Pride at the respective dates indicated and the income statements, statements of members’ interest (deficit) and comprehensive income (loss) and statements of cash flows of Holdings and its consolidated subsidiaries and the statements of income, stockholder’s equity and cash flows of Southern Pride for the periods specified; and such financial statements and related schedules and notes thereto, and the unaudited financial information filed with the Commission as part of the Registration Statement, have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) consistently applied throughout the periods involved, except as described therein. The summary and selected financial data included in the Prospectus present fairly in all material respects the information shown therein as at the respective dates and for the respective periods specified and have been presented on a basis consistent with the consolidated financial statements set forth in the Prospectus and other financial information. The pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly in all material respects the information shown therein, have been prepared in all material respects in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and information and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(d) KPMG LLP, whose reports are filed with the Commission as part of the Registration Statement are and, during the periods covered by their reports, were independent public accountants as required by the Securities Act and the Rules.

(e) The Company and each of its Significant Subsidiaries, including each entity (corporation, partnership, joint venture, association or other business organization) controlled directly or indirectly by the Company, is duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation or organization. The Company and each of its Significant Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation, limited liability company or limited partnership in each jurisdiction in which the nature of the business conducted by it or location of the assets or properties owned, leased or licensed by it requires such qualification, except for such jurisdictions where the failure to so qualify and be in good standing individually or in the aggregate would not have a material adverse effect on the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as a whole (a “Material Adverse Effect”); and to the Company’s knowledge, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

(f) The Company and each of its subsidiaries has all requisite corporate, partnership, limited liability company or other power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity (collectively, the “Permits”), to own, lease and license its assets and properties and conduct its business, all of which are valid and in full force and effect, including all certificates, authorizations, permits and licenses relating to the ownership of fishing vessels and all fishing and fish processing rights, licenses, approvals, quotas, permits, entitlements and privileges of whatever nature necessary for the Company and its subsidiaries to conduct their business as described in the Registration Statement and the Prospectus, except where the lack of such Permits, individually or in the aggregate, would not have a Material Adverse Effect. Except such as are described in the Registration Statement and the Prospectus or would not have individually or in the aggregate a Material Adverse Effect, the Company and each of its subsidiaries has fulfilled and performed in all material respects all of its material obligations with respect to such Permits and, to the knowledge of the Company, no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof which would have individually or in the aggregate a Material Adverse Effect. Except such as are described in the Registration Statement and the Prospectus or would not have individually or in the aggregate a Material Adverse Effect and except as may be required under the Securities Act and state and foreign Blue Sky laws or such as may be required by the by-laws and rules of the National Association of Securities Dealers, Inc. (“NASD”) or NASD Regulation, Inc. (“NASDR”) and except as have already been obtained, no other Permits are required to enter into, deliver and perform this Agreement, the Indenture (including the Pledge), the Notes, the Separate Notes, the Guarantees or the Related Transaction Documents and to issue and sell the Offered Securities.

(g) Except such as are described in the Registration Statement and the Prospectus or would not have individually or in the aggregate a Material Adverse Effect, the Company and each of its Significant Subsidiaries owns or possesses legally enforceable rights to use all trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how and other similar rights and proprietary knowledge (collectively, “Intangibles”) necessary for the conduct of its business. Except such as are described in the Registration Statement and the Prospectus or would not have individually or in the aggregate a Material Adverse Effect, neither the Company nor any of its Significant Subsidiaries has received any notice of, or is not aware of, any infringement of or conflict with asserted rights of others with respect to any Intangibles.

(h) The Company and each of its Significant Subsidiaries has good and marketable title in fee simple to all real property, and good and marketable title to all other property owned by it, in each case free and clear of all liens, encumbrances, claims, security interests and defects, except such as are described in the Registration Statement and the Prospectus or individually or in the aggregate would not have a Material Adverse Effect. All property held under lease by the Company and its Significant Subsidiaries is held by them under valid, existing and enforceable leases, free and clear of all liens, encumbrances, claims, security interests and defects, except such as are described in the Registration Statement and the Prospectus or individually or in the aggregate would not have a Material Adverse Effect.

(i) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and except as described in the Registration Statement and Prospectus, (i) there has not been any change or development that would have any Material Adverse Effect; (ii) neither the Company nor any of its Significant Subsidiaries has sustained any loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any court or legislative or other governmental action, order or decree which would have a Material Adverse Effect; and (iii) since the date of the latest balance sheet included in the Registration Statement and the Prospectus, neither the Company nor its subsidiaries has (A) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except such liabilities or obligations incurred in the ordinary course of business, (B) entered into any material transaction not in the ordinary course of business or (C) declared or paid any dividend or made any distribution on any shares of its stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its capital stock.

(j) There is no document, contract or other agreement required to be described in the Registration Statement, or to be filed as an exhibit to the Registration Statement which is not described or filed as required by the Securities Act or Rules. Each description of the Indenture, the Notes (and related guarantees) and the Related Transaction Documents in the Registration Statement accurately reflects in all material respects the terms of the underlying contract, document or other agreement. Each Related Transaction Document in the Registration Statement, Prospectus or listed in the Exhibits to the Registration Statement is (or will be as of the Firm Securities Closing Date) in full force and effect and is valid and enforceable by and against the Company or its subsidiary, as the case may be, in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles. Neither the Company nor any of its subsidiaries, if a subsidiary is a party, nor to the Company’s knowledge any other party is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event, individually or in the aggregate, would have a Material Adverse Effect. No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company or any of its subsidiaries, if a subsidiary is a party thereto, of any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or its properties or business or any subsidiary or its properties or business may be bound or affected which default or event, individually or in the aggregate, would have a Material Adverse Effect.

(k) Neither the Company nor any of its Significant Subsidiaries is in violation of any term or provision of its charter or by-laws, where the consequences of such violation, individually or in the aggregate, would have a Material Adverse Effect.

(l) The Company and each of the Guarantors has the requisite corporate, partnership, limited liability company or other power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by each of the Company and the Guarantors.

(m) The Company and each of the Guarantors has the requisite corporate, partnership, limited liability company or other power and authority to execute, deliver and perform its obligations under the Indenture (including the Pledge). The Indenture (including the Pledge) has been duly and validly authorized by the Company and by each of the Guarantors and meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and when executed and delivered by the Company and each of the Guarantors (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of the Company and each of the Guarantors, enforceable against the Company and against each of the Guarantors in accordance with its terms except that the enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

(n) The Company and each of the Guarantors has the requisite corporate, partnership, limited liability company or other power and authority to execute, deliver and perform its obligations under the Notes and related Guarantees and the Separate Notes and related Guarantees. The Notes and related Guarantees and the Separate Notes and related Guarantees have been duly and validly authorized, as applicable, by the Company and each of the Guarantors for issuance and, when executed by the Company and each of the Guarantors and authenticated by the Trustee in accordance with the provisions of the Indenture, and delivered to and paid for by the Underwriters in accordance with the terms hereof, will be duly executed, issued and delivered by the Company and each of the Guarantors and will constitute valid and legally binding obligations of the Company and each of the Guarantors, entitled to the benefits of the Indenture and enforceable against the Company and each of the Guarantors in accordance with their terms except that the enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

(o) Holdings and each of the guarantors under the Intercompany Guarantees (the “Intercompany Note Guarantors”) have the requisite corporate, partnership, limited liability company or other power and authority to execute, deliver and perform their respective obligations under the Intercompany Notes and the Intercompany Guarantees. The Intercompany Notes and the Intercompany Guarantees have been duly and validly authorized, as applicable, by Holdings and each of the Intercompany Note Guarantors for issuance and, when executed by Holdings and each of the Intercompany Note Guarantors and delivered to the Company, will be duly executed, issued and delivered by Holdings and each of the Intercompany Note Guarantors and will constitute valid and legally binding obligations of Holdings and each of the Intercompany Note Guarantors, enforceable against Holdings and each of the Intercompany Note Guarantors in accordance with their terms except that the enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

(p) The Company and each of the Guarantors has the requisite corporate, partnership, limited liability company or other power and authority to execute, deliver (to the extent a party thereto) and perform its obligations under the Related Transaction Documents. The Related Transaction Documents have been duly and validly authorized by the Company and each of the Guarantors and when executed and delivered (to the extent a party thereto) by the Company and each of the Guarantors (assuming the due authorization, execution and delivery by the other parties thereto), will constitute valid and legally binding agreements of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with theirs terms except that the enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

(q) The Company has delivered to the Representatives a true and correct copy of each of the Related Transaction Documents that have been executed and delivered prior to the date of this Agreement and each other Related Transaction Document in the form substantially as it will be executed and delivered on or prior to the Firm Securities Closing Date, together with all schedules and exhibits thereto, and as of the date hereof there have been no material amendments, alterations, modifications or waivers of any of the provisions of any of the Related Transaction Documents since their date of execution or from the form in which such Related Transaction Documents have been delivered to the Representatives.

(r) (i) Except (A) such as described in the Registration Statement and the Prospectus, (B) with respect to the Indenture, dated as of April 18, 2002, among American Seafoods Group LLC, American Seafoods Finance, Inc., the guarantors listed on Schedule A thereto, and Wells Fargo Bank Minnesota, National Association, as trustee, and the Second Amended and Restated Credit Agreement, dated as of December 16, 2002, by and among American Seafoods Holdings LLC, American Seafoods Consolidated LLC, American Seafoods Group LLC, the lenders from time to time party thereto, and Bank of America, N.A., as administrative agent, issuing lender and swingline lender, or (C) as would not have individually or in the aggregate a Material Adverse Effect, neither the execution, delivery and performance of this Agreement, the Indenture (including the Pledge), the Notes, and related Guarantees, the Separate Notes and related Guarantees, or the Related Transaction Documents by the Company nor the consummation of any of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale by the Company and each of the Guarantors of the Offered Securities) (X) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or its subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which either the Company or its subsidiaries or any of their properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of its subsidiaries; or (Y) will violate any provision of the charter or by-laws or their equivalent of the Company or any of the Guarantors; or (Z) will violate any law, administrative regulation or administrative or court decree applicable to the Company or any of its subsidiaries, including, without limitation, pursuant to maritime law or the rules or regulations of the Maritime Administration of the Department of Transportation (the “Marad”), except for such consents or waivers which have already been obtained and are in full force and effect.

(s) The Company has (or will have as of the Firm Securities Closing Date) authorized and outstanding capital stock as set forth under the caption “Capitalization” in the Prospectus, subject to the notes and assumptions included therein. The certificates evidencing the Class A Common Stock, the Class B Common Stock and IDSs are in due and proper legal form and have been duly authorized for issuance by the Company. All of the issued and outstanding shares of Class A Common Stock, Class B Common Stock and IDS have been duly and validly issued and, with respect to the Class A Common Stock and the Class B Common Stock, are fully paid and nonassessable. Except as described in the Registration Statement and the Prospectus, there are no statutory preemptive or other similar rights to subscribe for or to purchase or acquire any shares of Class A Common Stock, Class B Common Stock or IDS or any common stock of any of its subsidiaries or any such rights pursuant to its certificate of incorporation or by-laws or any agreement or instrument to or by which the Company or any of its subsidiaries is a party or bound. The Company has reserved and kept available for the conversion of the Company’s Class B Common Stock such number of authorized but unissued shares of Class A Common Stock as are sufficient to permit the conversion in full of the Class B Common Stock. The IDSs and the Class A Common Stock, when issued and sold pursuant to the terms hereof, will be duly and validly issued and, with respect to the Class A Common Stock, fully paid and nonassessable and none of them will be issued in violation of any preemptive or other similar right. Except as disclosed in the Registration Statement and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue, any share of stock of the Company or any of its subsidiaries or any security convertible into, or exercisable or exchangeable for, such stock. The IDSs, the Class A Common Stock, the Class B Common Stock, the Notes and related Guarantees and the Separate Notes and related Guarantees conform in all material respects to all statements in relation thereto contained in the Registration Statement and the Prospectus. All outstanding shares of capital stock or member or partnership interests of each of the Company’s subsidiaries have been duly authorized and validly issued, and are fully paid and nonassessable and are owned directly by the Company or by another wholly-owned subsidiary of the Company free and clear of any security interests, liens, encumbrances, equities or claims, other than those described in the Prospectus.

(t) Except as described in the Registration Statement and the Prospectus or to register securities for issuance on Form S-8 (or any successor form), no holder of any security of the Company or any security or other interest that is convertible into or exchangeable for such security has any right, which has not been waived, to have any security owned by such holder included in the Registration Statement or to demand registration of any security owned by such holder for a period of          days after the date of this Agreement. Each director, executive officer and stockholder of the Company and each significant holder of partnership units of ASLP (an “ASLP Unit Holder”) listed on

Schedule II has delivered to the Representatives its enforceable written lock-up agreement in the form attached to this Agreement as Exhibit A hereto (“Lock-Up Agreement”).

(u) Except as disclosed in the Registration Statement and the Prospectus, there is not pending or, to the knowledge of the Company, threatened any action, suit, proceeding, inquiry or investigation, to which any of the Company or its subsidiaries is a party, or to which their respective properties or assets are subject, before or brought by any court, arbitrator or governmental agency or body, that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(v) Except such as are described in the Registration Statement and the Prospectus or would not have individually or in the aggregate a Material Adverse Effect, (i) neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened and (ii) the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors.

(w) No transaction has occurred (or is expected to occur) between or among the Company and any of its officers or directors, stockholders or any affiliate or affiliates of any such officer or director or shareholder that is required to be described in and is not described in the Registration Statement or the Prospectus.

(x) The Company has not taken, nor will it take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Class A Common Stock, the Notes and related Guarantees, the Separate Notes and related Guarantees or the IDSs or any security of the Company to facilitate the sale or resale of any of the Offered Securities.

(y) Except such as described in the Registration Statement and the Prospectus or would not have individually or in the aggregate a Material Adverse Effect, the Company and each of its Significant Subsidiaries has filed all Federal, state, provincial, local and foreign tax returns which are required to be filed through the date hereof, which returns are true and correct in all material respects or has received timely extensions thereof, and has paid all taxes shown on such returns and all assessments received by it to the extent that the same are material and have become due. Except as described in the Registration Statement and the Prospectus, there are no tax audits or investigations pending, which if adversely determined would have individually or in the aggregate a Material Adverse Effect, nor are there any material proposed additional tax assessments against the Company or any of its Significant Subsidiaries which would have individually or in the aggregate a Material Adverse Effect.

(z) The IDSs have been duly authorized for listing on the American Stock Exchange, subject to official notice of issuance. A registration statement with respect to the IDSs has been filed on Form 8-A pursuant to Section 12 of the Exchange Act, which registration statement complies in all material respects with the Exchange Act.

(aa) The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Offered Securities under the Exchange Act or listing of the IDSs on the American Stock Exchange, nor has the Company received any notification that the Commission or the American Stock Exchange is contemplating terminating such registration or quotation.

(bb) The books, records and accounts of the Company and its subsidiaries accurately and fairly reflect, in all material respects, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its subsidiaries. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with US GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(cc) Except such as described in the Registration Statement and the Prospectus or would not have individually or in the aggregate a Material Adverse Effect, the Company and its Significant Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions described in the Prospectus, including, without limitation, policies covering real and personal property owned or leased by the Company and its Significant Subsidiaries against theft, damage, destruction and acts of vandalism; the Company and its Significant Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and except such as described in the Registration Statement and the Prospectus or would not have individually or in the aggregate a Material Adverse Effect, neither the Company nor any Significant Subsidiary has any reason to believe in its reasonable judgment that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

(dd) Except such as described in the Registration Statement and the Prospectus or would not have individually or in the aggregate a Material Adverse Effect, each approval, consent, order, authorization, designation, declaration or filing of, by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated required to be obtained or performed by the Company has been obtained or made and is in full force and effect, provided that none of the Company or its subsidiaries makes any representation or warranty as to state securities or Blue Sky laws or requirements under the by-laws and rules of the NASD or NASDR.

(ee) There are no affiliations with the NASD among the Company’s officers, directors or, to the knowledge of the Company, any 5% or greater stockholder of the Company, except as set forth in the Registration Statement and the Prospectus or otherwise disclosed in writing to the Representatives.

(ff) Except such as described in the Registration Statement and the Prospectus or would not have individually or in the aggregate a Material Adverse Effect, (i) each of the Company and each of its subsidiaries is in compliance in all material respects with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment (“Environmental Law”) which are applicable to its business, (ii) neither the Company nor its subsidiaries has received any notice from any governmental authority or third party of an asserted claim under Environmental Laws, (iii) each of the Company and each of its subsidiaries has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and is in compliance with all terms and conditions of any such permit, license or approval, (iv) to the Company’s knowledge, no facts currently exist that will require the Company or any of its subsidiaries to make future material capital expenditures to comply with Environmental Laws, and (v) no property which is or has been owned, leased or occupied by the Company or its subsidiaries has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation of Liability Act of 1980, as amended (42 U.S.C. Section 9601, et. seq.) (“CERCLA”) or otherwise designated as a contaminated site under applicable state or local law. Neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under CERCLA.

(gg) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which the Company identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect.

(hh) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of proceeds thereof as described in the Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(ii) Neither the Company nor, to the knowledge of the Company, any other person associated with or acting on behalf of the Company including, without limitation, any director, officer, agent or employee of the Company or its subsidiaries, has, directly or indirectly, while acting on behalf of the Company or its subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; or (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(jj) Except as described in the Prospectus, the Company has not sold or issued any shares of Class A Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act.

(kk) The Company has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the U.S. Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” as defined in Section 3(3) of ERISA in which its employees are eligible to participate. Except such as described in the Registration Statement and the Prospectus or would not have individually or in the aggregate a Material Adverse Effect, each such plan is in compliance in all respects with the presently applicable provisions of ERISA and such regulations and published interpretations. No “Reportable Event” (as defined in Section 4043 of ERISA) has occurred with respect to any “Pension Plan” (as defined in ERISA) for which the Company could reasonably have any material liability.

(ll) Each of the Company, its directors and officers has not distributed and will not distribute prior to the later of (i) the Firm Securities Closing Date or the Option Securities Closing Date, and (ii) the completion of the distribution of the Offered Securities, any offering material in connection with the offering and sale of the Offered Securities other than any Preliminary Prospectus, the Prospectus, the Registration Statement and other materials, if any, permitted by the Securities Act.

(mm) The forward-looking statements contained under the caption “Dividend Policies and Restrictions” in the Prospectus represent the Company’s good faith estimates of its future performance, results and liquidity and are based upon the Company’s assessment and analysis of all material factors it deems relevant and the application of assumptions which it deems reasonable after due and proper consideration of relevant facts.

(nn) The statistical and market and industry-related data included in the Registration Statement, each of the Preliminary Prospectuses and the Prospectus are based on or derived from sources which the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

(oo) The Company has not taken or will take any action that would cause this Agreement or the issuance or sale of the Offered Securities to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on each Closing Date.

(pp) Immediately after the consummation of the transactions contemplated by this Agreement and the Related Transactions, (i) the fair value and present fair saleable value of the assets of the Company and its subsidiaries taken as a whole will exceed the sum of its stated liabilities and identified contingent liabilities; and (ii) the Company and its subsidiaries taken as a whole is not, nor will it be, after giving effect to the execution, delivery and performance of this Agreement and the Related Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, (a) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (b) unable to pay its debts (contingent or otherwise) as they mature or (c) otherwise insolvent.

(qq) The Company will, as of the Closing Date, be in compliance in all material respects with the applicable provisions of the Sarbanes Oxley Act of 2002 that are effective.

3. Conditions of the Underwriters’ Obligations. The obligations of the Underwriters under this Agreement are several and not joint. The respective obligations of the Underwriters to purchase the Offered Securities are subject to each of the following terms and conditions:

(a) Notification that the Registration Statement has become effective shall have been received by the Representatives and the Prospectus shall have been timely filed with the Commission in accordance with Section 4(a) of this Agreement.

(b) No order preventing or suspending the use of any Preliminary Prospectus or the Prospectus shall have been or shall be in effect and no order suspending the effectiveness of the Registration Statement shall be in effect and to the knowledge of the Company no proceedings for such purpose shall be pending before or threatened by the Commission, no order having the effect of ceasing or suspending the distribution of the Offered Securities shall have been issued or, to the knowledge of the Company, proceedings therefore initiated or threatened by any securities commission, securities regulatory authority or stock exchange in the United States and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission and the Representatives. If the Company has elected to rely upon Rule 430A, Rule 430A information previously omitted from the effective Registration Statement pursuant to Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period and the Company shall have provided evidence satisfactory to the Underwriters of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A. If the Company has elected to rely upon Rule 434, a term sheet shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period.

(c) The representations and warranties of the Company and each of the Guarantors contained in this Agreement and in the certificates delivered pursuant to Section 3(d) shall be true and correct when made and on and as of each Closing Date as if made on such date. The Company shall have performed all covenants and agreements and satisfied all the conditions contained in this Agreement required to be performed or satisfied by them at or before such Closing Date.

(d) The Representatives shall have received on each Closing Date a certificate, addressed to the Representatives and dated such Closing Date, of the chief executive or chief operating officer and the chief financial officer or chief accounting officer of the Company to the effect that: (i) the representations, warranties and agreements of the Company and the Guarantors in this Agreement were true and correct when made and are true and correct as of such Closing Date; (ii) the Company has performed all covenants and agreements and satisfied all conditions contained herein; and (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and, to their knowledge, no proceedings for that purpose have been instituted, are pending or, to the knowledge of the Company, are contemplated under the Securities Act.

(e) The Representatives shall have received, at the time this Agreement is executed and on each Closing Date a signed letter from KPMG LLP addressed to the Representatives and dated, respectively, the date of this Agreement and each such Closing Date, in form and substance reasonably satisfactory to the Representatives containing statements and information of the type ordinarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(f) The letter, dated                     , which was delivered by Marad to the Representatives, shall have remained in full force and effect, and there shall have been no material amendments, alterations, modifications or waivers of any provisions thereof since the date of such letter.

(g) The Company shall have received an opinion from Houlihan Lokey Howard & Zukin and Murray, Devine & Co. related to certain financial matters, in form and substance reasonably satisfactory to the Representatives.

(h) The Representatives shall have received on each Closing Date from Debevoise & Plimpton LLP, U.S. counsel for the Company, an opinion, addressed to the Representatives and dated such Closing Date, in form and substance reasonably satisfactory to the Representatives.

To the extent deemed advisable by such counsel, such counsel may rely as to matters of fact on certificates of responsible officers of the Company and public officials and on the opinions of other counsel satisfactory to the Representatives as to matters which are governed by laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States; provided that such counsel shall state that in their opinion the Underwriters and they are justified in relying on such other opinions. Copies of such certificates and other opinions shall be furnished to the Representatives and counsel for the Underwriters.

(i) The Company shall have received on each Closing Date from Debevoise & Plimpton LLP, U.S. tax counsel for the Company, an opinion, addressed to the Company and dated such Closing Date, substantially in the form set forth in Exhibit     .

(j) The Representatives shall have received on each Closing Date from Skadden, Arps, Slate, Meagher & Flom LLP, U.S. tax counsel for the Representatives, an opinion, addressed to the Representatives and dated such Closing Date, in a form reasonably satisfactory to the Representatives.

(k) The Representatives shall have received opinion(s) for each Guarantor that is incorporated in Washington on each Closing Date, substantially in the form of the Company Counsel opinion set forth in Exhibit I hereto, as it relates to such Guarantors.

(l) The Separate Notes shall have been purchased from the Company contemporaneous with the initial public offering.

(m) The Representatives shall have received on the Firm Securities Closing Date a certificate of the Company, addressed to the Representatives and dated such Closing Date, and executed by the chief financial officer of the Company containing statements and information with respect to the operating information and certain market and industry information contained in the Registration Statement and the Prospectus, substantially in the form attached as Exhibit      hereto.

(n) On or prior to the Firm Securities Closing Date and simultaneous with the Closing, the Company shall have duly and validly entered into the Credit Agreement.

(o) The Representatives shall have received from Skadden, Arps, Slate, Meagher & Flom LLP an opinion reasonably satisfactory to the Representatives, addressed to the Representatives and dated such Closing Date, with respect to the Offered Securities, the Registration Statement and the Prospectus, and such other related matters, as the Representatives may reasonably request, and the Company shall have furnished to Skadden, Arps, Slate, Meagher & Flom LLP such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(p) The Representatives shall have received copies of the Lock-up Agreements executed by each entity or person listed on Schedule      hereto.

(q) The Indenture shall have been duly executed and delivered by the Company, each of the Guarantors and the Trustee, and the Notes (and related Guarantees) shall have been duly executed and delivered by the Company and each of the Guarantors and duly authenticated by the Trustee.

(r) Each of the Related Transaction Documents shall be reasonably satisfactory in form and substance to the Representatives and shall have been executed and delivered by all the respective parties thereto and shall be in full force and effect, and there shall have been no material amendments, alterations, modifications or waivers of any provisions thereof since the date of this Agreement.

(s) On or prior to the Firm Securities Closing Date and simultaneous with closing, at least 51% of the outstanding $175 million aggregate principal amount of 10.125% senior subordinated notes due 2010 of American Seafood Group LLC shall have been validly tendered and not withdrawn in accordance with the Tender Offer and Consent Solicitation, and the aggregate consideration to be paid for such tendered notes shall not exceed $             million.

(t) There shall not have been any announcement by any “nationally recognized statistical rating organization,” as defined for purposes of Rule 436(g) under the Securities Act, that (A) it is downgrading its rating assigned to any debt securities of the Company or any of its subsidiaries, or (B) it is reviewing its rating assigned to any debt securities of the Company or any of its subsidiaries, and notice has been given to the Company of a potential downgrading.

(u) The IDSs shall have been approved for listing on the American Stock Exchange, subject only to official notice of issuance.

(v) The Company shall have furnished or caused to be furnished to the Representatives such further certificates or documents as the Representatives shall have reasonably requested.

The obligation of CIBC World Markets Corp. to purchase the Separate Notes is subject to the condition that the Underwriters have purchased the Firm IDSs from the Company.

4. Covenants of the Company.

(a) The Company covenants and agrees as follows:

(i) The Company will use its reasonable efforts to cause the Registration Statement, if not effective at the time of execution of this Agreement, and any amendments thereto, to become effective as promptly as possible. The Company shall prepare the Prospectus in a form approved by the Representatives and file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by the Rules.

(ii) The Company shall promptly advise the Representatives in writing (A) when any post-effective amendment to the Registration Statement shall have become effective or any supplement to the Prospectus shall have been filed, (B) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the institution or threatening of any proceeding for that purpose and (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company shall not file any amendment of the Registration Statement or supplement to the Prospectus unless the Company has furnished the Representatives a copy for their review prior to filing and shall not file any such proposed amendment or supplement to which the Representatives reasonably object. In the event of the issuance of such stop order, the Company shall use its reasonable efforts to obtain as soon as possible the withdrawal thereof.

(iii) If, at any time when a Prospectus relating to the Offered Securities is required to be delivered under the Securities Act and the Rules, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the Rules, the Company promptly shall prepare and file with the Commission, subject to the second sentence of paragraph (ii) of this Section 4(a), an amendment or supplement which shall correct such statement or omission or an amendment which shall effect such compliance.

(iv) The Company shall make generally available to its security holders and to the Representatives as soon as practicable, but not later than 45 days after the end of the 12-month period beginning at the end of the fiscal quarter of the Company during which the Effective Date occurs (or 75 days if such 12-month period coincides with the Company’s fiscal year), an earning statement (which need not be audited) of the Company, covering such 12-month period, which shall satisfy the provisions of Section 11(a) of the Securities Act or Rule 158 of the Rules.

(v) The Company shall furnish to the Representatives and counsel for the Underwriters, without charge, and upon their request, signed copies of the Registration Statement (including all exhibits thereto and amendments thereof) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and all amendments thereof and, so long as delivery of a prospectus by a Underwriter or dealer may be required by the Securities Act or the Rules, as many copies of any Preliminary Prospectus and the Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request. If applicable, the copies of the Registration Statement and Prospectus and each amendment and supplement thereto furnished to the Underwriters will be identical, in all material respects, to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(vi) The Company shall cooperate with the Representatives and their counsel in endeavoring to qualify the Offered Securities for offer and sale in connection with the offering under the laws of such jurisdictions as the Representatives may designate and shall maintain such qualifications in effect so long as required for the distribution of the Offered Securities; provided, however, that the Company shall not be required in connection therewith, as a condition thereof, to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction.

(vii) The Company, during the period when the Prospectus is required to be delivered under the Securities Act and the Rules or the Exchange Act and the rules and regulations promulgated thereunder, will file all reports and other documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the rules and regulations promulgated thereunder.

(viii) Without the prior written consent of CIBC World Markets Corp., for the period specified below (the “Lock-Up Period”), the Company and each of the signatories listed on Schedule II hereto shall not issue, sell or register with the Commission (other than on Form S-8 or on any successor form), or otherwise dispose of, directly or indirectly, any equity securities of the Company (or any securities convertible into, exercisable for or exchangeable for equity securities of the Company), except for the issuance of the Offered Securities pursuant to the Registration Statement and except as disclosed in the Registration Statement and Prospectus. The initial Lock-Up Period will commence on the date of this Agreement and continue for 180 days after the Firm Securities Closing Date or such earlier date that the Representatives consent to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings or results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension. The Company will provide the Representatives with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-Up Period.

(ix) From the date of this Agreement to the Firm Securities Closing Date, except as otherwise contemplated by this Agreement, the Company shall, and shall cause its subsidiaries to, conduct their respective businesses only in the ordinary and usual course of business and consistent with past practices, and there shall be no material changes in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as a whole. The Company shall, and shall cause its subsidiaries to, preserve intact the business organization of the Company and its subsidiaries and to preserve their current goodwill and relationships with customers, suppliers and other persons with whom they have significant business relations and to maintain the cash management practices of the Company and its subsidiaries in accordance with past practices. Without limiting the generality of the foregoing, and, except as otherwise expressly provided in this Agreement, prior to the Firm Securities Closing Date, without the prior consent of the Representatives (which consent shall not be unreasonably withheld), the Company shall not, and shall cause its subsidiaries not to, directly or indirectly, make any payment to, incur or assume any obligation of, or transfer or sell any assets to, the existing equity owners of the business, except as described in the Prospectus.

(x) On or before completion of this offering, the Company shall make all filings required under applicable securities laws by the American Stock Exchange (including any required registration under the Exchange Act and the rules and regulations promulgated thereunder).

(xi) Prior to the Firm Securities Closing Date, the Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company and its subsidiaries, the condition, financial or otherwise, or the earnings, business affairs or business prospects of any of them, or the offering of the Offered Securities without the prior written consent of the Representatives unless in the judgment of the Company and its counsel, and after notification to the Representatives, such press release or communication is required by law.

(xii) The Company will apply the net proceeds from the offering of the Offered Securities in the manner set forth under “Use of Proceeds” in the Prospectus.

(xiii) The Company will use its reasonable best efforts to permit the Offered Securities to be eligible for clearance and settlement through DTC.

(b) The Company agrees to pay, or reimburse if paid by the Representatives, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the public offering of the Offered Securities and the performance of the obligations of the Company under this Agreement including those relating to: (i) the preparation, printing, filing and distribution of the Registration Statement including all exhibits thereto, each Preliminary Prospectus, the Prospectus, all amendments and supplements to the Registration Statement and the Prospectus; (ii) the preparation and delivery of certificates for the Offered Securities to the Underwriters; (iii) the registration or qualification of the Offered Securities for offer and sale under the securities or Blue Sky laws of the various jurisdictions referred to in Section 4(a)(vi), including the reasonable fees and disbursements of counsel for the Underwriters in connection with such registration and qualification and the preparation, printing, distribution and shipment of preliminary and supplementary Blue Sky memoranda; (iv) the furnishing (including costs of shipping and mailing) to the Representatives and to the Underwriters of copies of each preliminary prospectus, the Prospectus and all amendments or supplements to the Prospectus, and of the several documents required by this Section to be so furnished, as may be reasonably requested for use in connection with the offering and sale of the Offered Securities by the Underwriters or by dealers to whom Offered Securities may be sold; (v) the expenses incurred in connection with the “road show;” (vi) the filing fees of the NASD in connection with its review of the terms of the public offering and reasonable fees and disbursements of counsel for the Underwriters in connection with such review; (vii) inclusion of the IDSs for listing on the American Stock Exchange; and (viii) all transfer taxes, if any, with respect to the sale and delivery of the Offered Securities by the Company to the Underwriters. Subject to the provisions of Section 7, the Underwriters agree to pay, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the performance of the obligations of the Underwriters under this Agreement not payable by the Company pursuant to the preceding sentence, including, without limitation, the fees and disbursements of counsel for the Underwriters.

5. Indemnification.

(a) The Company and each of the Guarantors jointly and severally agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act, or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment thereof or supplement thereto, or in any Blue Sky application or other information or other documents executed by the Company filed in any state or other jurisdiction to qualify any or all of the Offered Securities under the securities laws thereof (any such application, document or information being hereinafter referred to as a “Blue Sky Application”) or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any losses, claims, damages or liabilities arising from the sale of the Offered Securities to any person by such Underwriter if such untrue statement or omission or alleged untrue statement or omission was made in any such Preliminary Prospectus, the Registration Statement or the Prospectus, or such amendment or supplement thereto, or in any Blue Sky Application in reliance upon and in conformity with information furnished in writing to the Company by the Representatives on behalf of any Underwriter specifically for use therein; and provided, further, that with respect to any such untrue statement in or omission from the Preliminary Prospectus, the indemnity agreement contained in this Section 5(a) shall not inure to the benefit of any such Underwriter to the extent that the sale to the person asserting any such loss, claim, damage, liability or action was an initial resale by such Underwriter and any such loss, claim, damage, liability or action of or with respect to such Underwriter has been determined by final and non-appealable judgment that: (w) the Company had previously furnished copies of the Prospectus to the Representative, (x) delivery of the Prospectus was required to be made to such person, (y) the untrue statement or omission contained in the Preliminary Prospectus was corrected in the Prospectus and (z) a copy of the Prospectus was not sent or given to such person at or prior to the written confirmation of the sale of such Offered Securities to such person.

(b) This indemnity agreement will be in addition to any liability which the Company and the Guarantors may otherwise have.

(c) Each Underwriter agrees to indemnify and hold harmless the Company and each of the Guarantors, and each person, if any, who controls the Company or any of the Guarantors, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company, and each officer of the Company who signs the Registration Statement, against any losses, claims, damages or liabilities (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them may become subject under the Securities Act, the Exchange Act, or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; provided, however, that the obligation of each Underwriter to indemnify the Company or any of the Guarantors (including any controlling person, director or officer thereof) shall be limited to the net proceeds received by the Company from such Underwriter.

(d) Any party that proposes to assert the right to be indemnified under this Section will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in Section 5(a), 5(b) or 5(c) shall be available to any party who shall fail to give notice as provided in this Section 5(d) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this Section. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties. An indemnifying party shall not be liable for any settlement of any action, suit, and proceeding or claim effected without its written consent, which consent shall not be unreasonably withheld or delayed.

6. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 5(a), 5(b) or 5(c) is due in accordance with its terms but for any reason is unavailable to or insufficient to hold harmless an indemnified party in respect to any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate losses, liabilities, claims, damages and expenses (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by any person entitled hereunder to contribution from any person who may be liable for contribution) incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Offered Securities pursuant to this Agreement or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters in the aggregate shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts but before deducting expenses) received by the Company bear to (y) the underwriting discounts received by the Underwriters. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 6, (i) no Underwriter (except as may be provided in the Agreement Among Underwriters) shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 6, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section 6. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent. The Underwriter’s obligations to contribute pursuant to this Section 6 are several in proportion to their respective underwriting commitments and not joint.

7. Termination.

(a) This Agreement may be terminated with respect to the Offered Securities to be purchased on a Closing Date by the Representatives by notifying the Company at any time at or before a Closing Date in the absolute discretion of the Representatives if: (i) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, or in the opinion of the Representatives, will in the future materially disrupt, the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Representatives, inadvisable or impracticable to market the Offered Securities or enforce contracts for the sale of the Offered Securities; (ii) there has occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, inadvisable or impracticable to market the Offered Securities or enforce contracts for the sale of the Offered Securities; (iii) trading in the Offered Securities or any securities of the Company has been suspended or materially limited by the Commission or trading generally on the New York Stock Exchange, Inc., the American Stock Exchange, Inc., or the NASDAQ National Market has been suspended or materially limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc., or any other U.S. governmental or regulatory authority, or a material disruption has occurred in commercial banking or commercial settlement or clearance services in the United States; or (iv) a banking moratorium has been declared by any state or Federal authority of the United States; or (v) in the judgment of the Representatives, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business.

(b) If this Agreement is terminated pursuant to any of its provisions, the Company shall not be under any liability to any Underwriter, and no Underwriter shall be under any liability to the Company except that (y) if this Agreement is terminated by the Representatives or the Underwriters because of any failure, refusal or inability on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Underwriters for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) incurred by them in connection with the proposed purchase and sale of the Offered Securities or in contemplation of performing their obligations hereunder and (z) no Underwriter who shall have failed or refused to purchase the Offered Securities agreed to be purchased by it under this Agreement, without some reason sufficient hereunder to justify cancellation or termination of its obligations under this Agreement, shall be relieved of liability to the Company or to the other Underwriters for damages occasioned by its failure or refusal.

8. Substitution of Underwriters. (a) If any Underwriter shall default in its obligation to purchase the IDSs agreed to be purchased hereunder, the Representatives shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other Underwriters, to purchase such IDSs on the terms contained herein. If, however, the Representatives shall not have completed such arrangements within such 36-hour period, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to the Underwriters to purchase such Firm IDSs on such terms. If, after giving effect to any arrangements for the purchase of the IDSs of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided above, the aggregate number of Firm IDSs which remains unpurchased does not exceed 10 percent of the number of Firm IDSs that all the Underwriters are obligated to purchase, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Firm IDSs which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Firm IDSs which such Underwriter agreed to purchase hereunder) of the Firm IDSs of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default. In any such case, either the Representatives or the Company shall have the right to postpone the applicable Closing Date for a period of not more than seven days in order to effect any necessary changes and arrangements (including any necessary amendments or supplements to the Registration Statement or Prospectus or any other documents), and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in the opinion of the Company and the Underwriters and their counsel may thereby be made necessary.

(b) If CIBC World Markets Corp. shall default in its obligation to purchase the Separate Notes agreed to be purchased hereunder, the Representatives other than CIBC World

Markets Corp. shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other Underwriters, to purchase such Separate Notes on the terms contained herein. If, however, the Representatives other than CIBC World Markets Corp. shall not have completed such arrangements within such 36-hour period, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to the Underwriters to purchase such Separate Notes on such terms.

(c) If, after giving effect to any arrangements for the purchase of the Offered Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in Sections 8(a) or (b) hereof, the aggregate number of Firm IDSs or aggregate principal amount of Separate Notes, as the case may be, which remains unpurchased exceeds 10% of the amount of Firm IDSs or Separate Notes, respectively, then this Agreement shall terminate (or, with respect to a Closing Date which occurs after the first Closing Date, the obligations of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased, shall terminate) without liability on the part of any non-defaulting Underwriter to the Company and without liability on the part of the Company, except as provided in Sections 4(b), 5, 6 and 7 hereof. The provisions of this Section 8 shall not in any way affect the liability of any defaulting Underwriter to the Company or the non-defaulting Underwriters arising out of such default. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 8 with like effect as if such person had originally been a party to this Agreement with respect to such Offered Securities.

9. Miscellaneous. The respective agreements, representations, warranties, indemnities and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or the Company or any of their respective officers, directors or controlling persons referred to in Sections 5 and 6 hereof, and shall survive delivery of and payment for the Offered Securities. In addition, the provisions of Sections 4(b), 5, 6 and 7 hereof shall survive the termination or cancellation of this Agreement.

This Agreement has been and is made for the benefit of the Underwriters, the Company and their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling any of the Underwriters, or the Company, and directors and officers of the Company, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include any purchaser of Offered Securities from any Underwriter merely because of such purchase.

All notices and communications hereunder shall be in writing and mailed or delivered or by telephone or telegraph if subsequently confirmed in writing, (a) if to the Representatives, c/o CIBC World Markets Corp., 417 5th Avenue, 2nd Floor, New York, New York 10016 Attention: Joe Morea, Syndicate Director, Fax: (212) 428-6260, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP and (b) if to the Company, to its agent for service as such agent’s address appears on the cover page of the Registration Statement with a copy to Debevoise & Plimpton LLP.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Please confirm that the foregoing correctly sets forth the agreement among us.

Very truly yours,

AMERICAN SEAFOODS CORPORATION,

By
Name
Title:

AMERICAN SEAFOODS HOLDINGS LLC, as Guarantor

By
Name
Title:

AMERICAN SEAFOODS GROUP LLC, as Guarantor

By
Name
Title:

AMERICAN SEAFOODS INTERNATIONAL LLC, as Guarantor

By
Name
Title:

NEW BEDFORD SEAFOODS LLC, as Guarantor

By
Name
Title:

THE HADLEY GROUP LLC, as Guarantor

By
Name
Title:

AMERICAN SEAFOODS PROCESSING LLC, as Guarantor

By
Name
Title:

AMERICAN SEAFOODS COMPANY LLC, as Guarantor

By
Name
Title:

AMERICAN CHALLENGER LLC, as Guarantor

By
Name
Title:

AMERICAN DYNASTY LLC, as Guarantor

By
Name
Title:

AMERICAN TRIUMPH LLC, as Guarantor

By
Name
Title:

OCEAN ROVER LLC, as Guarantor

By
Name
Title:

NORTHERN EAGLE LLC, as Guarantor

By
Name
Title:

NORTHERN HAWK LLC, as Guarantor

By
Name
Title:

NORTHERN JAEGER LLC, as Guarantor

By
Name
Title:

KATIE ANN LLC, as Guarantor

By
Name
Title:

PACIFIC LONGLINE COMPANY LLC, as Guarantor

By
Name
Title:

DEEP PACIFIC, LLC, as Guarantor

By
Name
Title:

LILLI ANN, LLC, as Guarantor

By
Name
Title:

NORTH CAPE FISHERIES, LLC, as Guarantor

By
Name
Title:

SOUTHERN PRIDE CATFISH LLC, as Guarantor

By
Name
Title:

SOUTHERN PRIDE CATFISH TRUCKING, INC., as Guarantor

By
Name
Title:

ASC, INC., as Guarantor

By
Name
Title:

Confirmed:

CIBC WORLD MARKETS CORP.

Acting severally on behalf of itself and as representative of the Underwriters named in Schedule I annexed hereto.

By	CIBC WORLD MARKETS CORP.

By
Name
Title:

SCHEDULE I

Name	Number of Firm IDSs to Be Purchased
CIBC World Markets Corp.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
UBS Securities LLC
Credit Suisse First Boston LLC
RBC Capital Markets Corporation
Legg Mason Wood Walker, Incorporated
KeyBanc Capital Markets, A Division of McDonald Investment Inc.
SunTrust Capital Markets, Inc.
Piper Jaffray & Co.
Wells Fargo Securities, LLC
Morgan Joseph & Co. Inc.
Scotia Capital (USA) Inc.
Morgan Joseph & Co. Inc.
Total

Sch II - 1

SCHEDULE II

Lock-up Signatories

Centre Partners

Coastal Villages

Bernt O. Bodal

U.S. Equity Partners Funds

Jeffrey Davis

Inge Andreassen

Michael J. Hyde

Brad Bodenman

Amy Humphreys

Sch II - 2

SCHEDULE III

Related Transaction Documents

Exchange and Registration Rights Agreement, dated as of             , 2004, among the Company,

American Seafoods Holdings, L.P. and American Seafoods, L.P.

Exchange Warrant

Intercompany Note

American Seafoods Holdings, L.P. Partnership Agreement, dated             , 2004

Expense Reimbursement Agreement, dated             , 2004

Credit Agreement

Sch II - 3

SCHEDULE IV

Guarantors

Sch IV - 1

Exhibit A

FORM OF LOCKUP AGREEMENT

            , 2004

CIBC World Markets Corp.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

UBS Securities LLC as Representatives of the several Underwriters

c/o CIBC World Markets Corp.

417 5th Avenue, 2nd Floor

New York, New York 10016

Re:	Public Offering of Income Deposit Securities and Senior Subordinated Notes Due 2019 of American Seafoods Corporation.

Ladies and Gentlemen:

The undersigned understands that American Seafoods Corporation, a Delaware corporation (the “Company”), has filed a Registration Statement on Form S-1 (No. 333-105499) with the Securities and Exchange Commission (the “Commission”) that was declared effective by the Commission on             , 2004 for the registration of              Income Deposit Securities (the “IDSs”) (including              IDSs subject to an over-allotment option on the part of the Underwriters) (as defined below) and $             in principal amount of             % senior subordinated notes due 2019 of the Company (sold separately, not in the form of IDSs) (the “Separate Notes”) (the “Offering”). Each IDS represents one share of Class A common stock, par value $0.01 per share, of the Company (the “Class A Common Stock”) and $              in aggregate principal amount of the             % senior subordinated notes due 2019 of the Company (the “Notes”). The undersigned further understands that you, as representatives (the “Representatives”), propose to enter into an underwriting agreement on behalf of the several underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with the Company in connection with the Offering.

In consideration of the agreement by the Underwriters to offer and sell the IDSs, Separate Notes and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees, for the benefit of the Company, you and the other Underwriters, that should the Offering be effected the undersigned will not, without your prior written consent, directly or indirectly, (i) make any offer, sale, assignment, transfer, encumbrance, contract to sell, grant of an option to purchase or other disposition of any shares of Class A Common Stock, Notes, Separate Notes or IDSs, or any options or warrants to purchase any shares of Class A Common Stock, Notes, Separate Notes or IDSs, or any securities convertible into, exchangeable for or that represent the right to receive shares of Class A Common Stock, Notes, Separate Notes or IDSs, beneficially owned (within the meaning of Rule

13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned on the date hereof or hereafter acquired or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Class A Common Stock, Notes, Separate Notes or IDS, whether any such swap or transaction is to be settled by delivery of IDSs or other securities, in cash or otherwise during the period specified in the following paragraph (the “Lock-Up Period”), other than any shares of Class A Common Stock, Notes, Separate Notes or IDSs to be sold in the Offering, or transferred to any entity or person that is a member of an affiliated group, or transferred as a gift or gifts to his or her immediate family or to a trust the beneficiary of which is exclusively the undersigned and/or a member or members of his or her immediate family (provided that any donee thereof agrees in writing to be bound by the terms hereof). For the purposes of this paragraph, “immediate family” shall mean spouse, lineal descendant, father, mother, brother or sister of the transferor.

The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 180 days after the Firm Securities Closing Date, to which you are or expect to become parties; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension.

The undersigned hereby acknowledges and agrees that written notice of any extension of the Lock-Up Period pursuant to the previous paragraph will be delivered by the Representatives to the Company (in accordance with Section 10 of the Underwriting Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

The undersigned, whether or not participating in the Offering, confirms that he, she or it understands that the Underwriters and the Company will rely upon the representations set forth in this agreement in proceeding with the Offering. This agreement shall be binding on the undersigned and his, her or its respective successors, heirs, personal representatives and assigns. The undersigned agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent against the transfer of any shares of Class A Common Stock, Notes, Separate Notes or IDSs or securities convertible into or exchangeable or exercisable for Class A Common Stock, Notes, Separate Notes or IDSs held by the undersigned except in compliance with this agreement.

Very truly yours,

Dated: , 2004

Signature____________________________________

Printed Name and Title (if applicable)

Exhibit B

FOREIGN OWNERSHIP CERTIFICATE